UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2007

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, the Board of Directors of Glen Burnie Bancorp (the “Company”) formally implemented the succession plan for the positions of President and Chief Executive Officer the Company and its bank subsidiary, The Bank of Glen Burnie (the “Bank”) previously announced on May 10, 2007.

Pursuant to the succession plan, the Board has accepted the resignation of F. William Kuethe, Jr., age 75, as President and Chief Executive Officer of the Company, effective the close of business on December 31, 2007, the end of the Company’s fiscal year. Mr. Kuethe will remain a director of the Company. The Board created a new position of President Emeritus and appointed Mr. Kuethe to fill the new position effective the close of business on December 31, 2007. Effective January 1, 2008, Mr. Kuethe’s annual salary as an officer of the Company and the Bank will be reduced to $60,000.

The Board has appointed Michael G. Livingston, age 54, currently the Company’s Deputy Chief Executive Officer, Executive Vice President and Chief Operating Officer, to replace Mr. Kuethe as President and Chief Executive Officer of the Company and the Bank effective the close of business on December 31, 2007. Mr. Livingston was appointed Deputy Chief Executive Officer and Executive Vice President of the Company and the Bank in August 2004 and became a Director on January 1, 2005. Mr. Livingston was a Senior Vice President from January 1998 until August 2004 and had been Chief Lending Officer of the Bank from 1996 until August 2004. He served as Deputy Chief Operating Officer from February 14, 2003 through December 31, 2003 and was appointed the Chief Operating Officer effective January 1, 2004. Effective January 1, 2008, Mr. Livingston’s annual salary as an officer of the Company and the Bank will be increased to $185,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: December 14, 2007	By:	/s/ Michael G. Livingston
Michael G. Livingston
Executive Vice President